Exhibit 99.1

PRESS RELEASE

John Christie
Senior Director
Investor Relations and Research
(703) 317-4747
ir@avalonbay.com

For Immediate Release

AvalonBay Communities, Inc. Announces
Tender Offer for 7.50% Medium-Term Notes Due August 1, 2009 and December 15, 2010

ALEXANDRIA, VA (January 9, 2009) – AvalonBay Communities, Inc. (“AvalonBay” or the “Company”) (NYSE: AVB) announced today it has commenced a cash tender offer (the “Tender Offer”) for any and all of its notes (the “Notes”) set forth below. The consideration payable per $1,000 principal amount of each series of the Notes is set forth below under the column entitled “Price Per $1,000 Principal Amount of Notes.” In addition, the Company will pay to holders any accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which is expected to be the next business day following the Expiration Time (as defined below). Additional terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated January 9, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).

CUSIP Number	Issuer	Title of Security	Aggregate Principal Amount Outstanding	Price Per $1,000 Principal Amount of Notes
05348E AB5	AvalonBay Communities, Inc.	7.50% Medium-Term Notes due August 1, 2009	$140,000,000	$1,000
05348E AD1	AvalonBay Communities, Inc.	7.50% Medium-Term Notes due December 15, 2010	$200,000,000	$980

The Tender Offer will expire at 11:59 p.m., Eastern Time, on Friday, January 16, 2009, unless extended or earlier terminated (the “Expiration Time”). Under certain circumstances, and as more fully described in the Offer to Purchase, AvalonBay may terminate the Tender Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time.  Withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time.  AvalonBay expects to use available cash and borrowings under its $1 billion variable rate unsecured credit facility to pay the purchase price and accrued and unpaid interest for all Notes that it purchases pursuant to the Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes, nor is it a solicitation for acceptance of the Tender Offer.  AvalonBay is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.  The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of AvalonBay, the Dealer Manager or the Information Agent for the Tender Offer makes any recommendation in connection with the Tender Offer.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal that is being sent to holders of the Notes.  Holders are urged to read the Tender Offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Tender Offer, Global Bondholder Services Corporation at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

J.P. Morgan Securities Inc. is the Dealer Manager for the Tender Offer.  Questions regarding the Tender Offer may be directed to J.P. Morgan Securities Inc. at (212) 834-3118 (collect).

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc. is one of the largest equity real estate investment trust (REIT) companies in the United States focused on the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets.  As of December 31, 2008, the Company owned or held a direct or indirect ownership interest in 178 apartment communities containing 50,289 apartment homes in ten states and the District of Columbia, of which 15 communities were under construction and nine communities were under reconstruction.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements by AvalonBay can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of risks and uncertainties, including, without limitation, possible changes in the timing and consummation of the Tender Offer and other matters detailed in AvalonBay’s filings with the Securities and Exchange Commission, including AvalonBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements.”  AvalonBay does not undertake a duty to update forward-looking statements.

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved